Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Bicara Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Other (2)	2,722,001 shares (3)	$12.90(2)	$35,113,812.90	$0.00015310	$5,375.93
Total Offering Amounts					$35,113,812.90		$5,375.93
Total Fee Offsets							$0
Net Fee Due							$5,375.93
(1)			Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock, $0.0001 par value per share (“Common Stock”) which become issuable under the Registrant’s 2024 Stock Option and Grant Plan (the “2024 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.
(2)			Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $12.90, the average of the high and low price of the registrant’s Common Stock as reported on the Nasdaq Global Market on March 26, 2025.
(3)
Consists of 2,722,001 additional shares issuable under the 2024 Plan, which represents an automatic annual increase to the number of shares available for issuance under the 2024 Plan effective as of January 1, 2025. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2024 Plan on January 1 of each year. Shares available for issuance under the 2024 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on September 13, 2024 (File No. 333-282113).